[Letterhead of Branden T. Burningham, Esq.]

June 26, 2002


Duane S. Jenson
Jeffrey D. Jenson
Travis T. Jenson
Thomas J. Howells
5525 South 900 East, #110
Salt Lake City, Utah 84117

Kelly Trimble
175 South Main Street, Suite 1230
Salt Lake City, Utah 84111

James P. Doolin
1223 Wilshire Blvd., #912
Santa Monica, CA  90403

Michael J. Doolin
5 Pepperwood Drive
Sandy, Utah 84092

Leonard W. Burningham, Esq.
455 East 500 South, #205
Salt Lake City, Utah 84111

Re: Issuance of compensatory shares of common stock of Rescon Technology Corp., a Nevada corporation (the "Company"), to Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas J. Howells, James P. Doolin, Kelly Trimble, Michael J. Doolin and Leonard W. Burningham, Esq., consultants, to be registered on Form S-8 of the Securities and Exchange Commission

Gentlemen:

          I represent the Company in connection with the foregoing and have been engaged to prepare a Registration Statement on Form S-8 of the Securities and Exchange Commission for the registration of the securities to be issued to you under a written Consulting Agreement to be prepared by this office, a copy of which is attached hereto.

          Everyone involved is aware that I am the son of Leonard W. Burningham, Esq.

          I have prepared a brief Memorandum of the most recent amendments of the Securities and Exchange Commission to this Form S-8, and have enclosed a copy thereof for your review.

          Please review this Memorandum and if true and correct, sign the enclosed representation letter I have prepared based upon our discussions.

          Copies of the Company's 10-KSB Annual Report for the year ended August 31, 2001, and all other reports filed by the Company with the Securities and Exchange Commission for the past twelve months can be accessed on the website of the Securities and Exchange Commission at www.sec.gov in the Edgar Archives. If you do not have access to a computer and the internet, please advise me in writing and copies will be provided to you.

          Thank you very much.

                              Yours very sincerely,

                              /s/ Branden T. Burningham

                                    Branden T. Burningham

BTB/sr
Enclosures
cc:  Rescon Technology Corp.